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                               UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): March 16, 2005



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
----------------------------------------------------------------------
(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
      Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.02  Non-Reliance on Previously Issued Financial Statements or a
Related Audit Report or Completed Interim Review

On March 16, 2005, Eastman Kodak Company (the "Company") issued a press release announcing that the Audit Committee of its Board of Directors, following consultation with management and discussion with the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, concluded that, due to certain accounting errors, the Company's financial statements for the first three quarters of 2004 and the full year and quarters of 2003, no longer should be relied upon. As a result, the Company will restate results for the first three quarters of 2004 and the quarters and full year of 2003.

The restatements reflect accounting errors related to income taxes, accruals for pensions and other post-retirement benefits, as well as other miscellaneous items that were immaterial in the aggregate. The income tax accounting issues in aggregate are expected to reduce 2004 earnings by approximately $21 million, or 7 cents per share, on the basis of Generally Accepted Accounting Principles ("GAAP"). The pension and other post-retirement accounting issues will result in a pre-tax charge to 2004 earnings of approximately $29 million, or approximately 6 cents per share, on a GAAP basis.

The Company now expects that its 2004 GAAP earnings will be in the range of $2.05 to $2.15 per share, versus $2.16 per share as previously reported on January 26, 2005. For 2003, GAAP earnings are expected to be in the range of $0.75 to $0.85 per share, versus $0.92 per share as previously reported on January 26, 2005.

As announced on January 26th, the Company has determined that it has an internal control deficiency related to income tax accounting that constitutes a "material weakness," as defined by the Public Company Accounting Oversight Board's Auditing Standard No. 2. The Company has also determined that it has a material weakness related to its controls surrounding the accounting for pensions and other post-retirement benefits. Consequently, management will be unable to conclude that the Company's internal controls over financial reporting are effective as of December 31, 2004. An assessment of the Company's internal controls will be included in the Annual Report on Form 10-K, which also will include an adverse opinion from PricewaterhouseCoopers with respect to the Company's internal controls over financial reporting.



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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             EASTMAN KODAK COMPANY



                                             By: /s/ Richard G. Brown,Jr.
                                             ----------------------------
                                             Richard G. Brown, Jr.
                                             Controller

Date:  March 17, 2005